UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 11, 2005


                                HUMAN BIOSYSTEMS
             (Exact name of registrant as specified in its charter)

                                   000-28413
                            (Commission File Number)

           California                                      77-0481056
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
  of incorporation or organization)

                    1127 Harker Avenue, Palo Alto, CA 94301
          (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (650) 323-0943



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 11, 2005, Human BioSystems, a California corporation (the "Company") terminated that certain loan agreement ("Loan Agreement") entered into effective October 28, 2004 with Pini Ben David (Grunspan), an individual unaffiliated with
the Company who resides in Switzerland ("Ben David").   The Loan Agreement
called for Ben David to loan the Company an aggregate of $2,300,000 Euros (the "Loan"). The Loan was to bear interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was secured by 23,000,000 shares of the Company's common stock issuable under Regulation S under the Securities Act of 1933, as amended (the "Shares"). Pursuant to the Loan Agreement and an Escrow Agreement between the Company and Ben David, certificates representing the Shares (the "Certificates") were delivered to Ben David to hold until funds for repayment of the Loan were delivered to the escrow agent. However, the Loan Agreement provided that it would terminate, and the Shares immediately returned to the Company, in the event that the Loan funds were not delivered to the Company by the 15th calendar day following the date of the Loan Agreement (November 13, 2004).

Pursuant to Ben David's request, the Company extended the date for receipt of Loan funds to December 23, 2004; however, no Loan funds were received by that date. On January 11, 2005, management of the Company instructed the Company's transfer agent to cancel the Certificates, and notified Ben David that the Loan Agreement was cancelled and of no further force or effect. The Company did not incur any early termination penalties in connection with the cancellation of the Loan Agreement.

Although the Company did not receive proceeds from the Loan, it has obtained ongoing financing from European investors through sales of common stock under Regulation S. Management believes that the funds received from this financing will be sufficient to complete the Company's platelet infusion studies now underway and to resume organ preservation research, which has been suspended for the past several quarters.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUMAN BIOSYSTEMS

By: /s/ Harry Masuda
     ___________
     Harry Masuda
     Chief Executive Officer

Date:  January 18, 2005